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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Ebix, Inc.:

        We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-64664, 333-59242, 333-46066, 333-23261 and 33-62901) and on Form S-3 (Nos. 333-112616, 333-64368, 333-12781 and 33-62427) of Ebix, Inc. (formerly ebix.com, Inc.) of our report dated March 19, 2004, with respect to the consolidated balance sheets of Ebix, Inc. and its subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows, and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Ebix, Inc. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

/s/ KPMG LLP

Chicago, Illinois
December 16, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM